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CHS Reports First Quarter Fiscal 2026 Earnings

Net income of $260.5 million reflects strong energy results

ST. PAUL, MINN. (January 7, 2026) - CHS Inc., a global agribusiness and the nation’s leading cooperative, today released results for its first quarter of fiscal year 2026. The company reported net income of $260.5 million and revenues of $8.9 billion for the quarter that ended November 30, 2025, compared to net income of $244.8 million and revenues of $9.3 billion in the first quarter of fiscal year 2025. Starting in fiscal year 2026, the company's financial segments have changed to align with its new end-to-end product-line operating model.
Key highlights for first quarter fiscal year 2026 financial results:
•Strong performance in refined fuels driven by strengthened refining margins and record premium diesel sales volumes.
•Continued headwinds in grains due to global trade factors, challenged U.S. soybean markets and lower margins for certain commodities.
•Solid performance in agronomy driven largely by our CF Nitrogen joint venture, but partially offset by a weaker U.S. farm economy.

“CHS was well positioned to serve our owners during a strong harvest, contributing to higher performance in our energy segment. However, the ag market overall continues to be challenged both by global market dynamics and a tighter spending environment for farmers,” said Jay Debertin, president and CEO of CHS. “By prioritizing efficiency, diversified supply chains and operational excellence, we continue to be focused on bringing value to our owners. At the same time, our new operating model, which is now reflected in our financial reporting, allows us more visibility into our end-to-end supply chain, positioning CHS for long-term growth.”

Energy
This segment includes our refined fuels, propane and lubricants product lines. Energy delivered pretax earnings of $152.3 million for the first quarter of fiscal year 2026, which represent a $136.6 million increase versus the prior year period. This reflects:
•Higher refining margins due to favorable crack spreads.
•Strong diesel demand driven by heavy harvest activity, resulting in record sales volumes of Cenex® premium diesel.

Grains
The grains segment primarily includes our corn, oilseeds, wheat and specialty grains product lines. Pretax earnings of $36.2 million represent a $130.8 million decrease versus the prior year period and reflects:
•Weaker soy crush and spring wheat margins, decreased soybean export volumes and timing impacts of mark-to-market adjustments.
•Increased corn export volumes and winter and white wheat volumes, as well as higher export margins in some markets and strong processing margins for ethanol and canola.

Agronomy

This segment includes crop nutrients, crop protection and CF Nitrogen. Pretax earnings of $36.8 million represent an $8.7 million increase versus the prior year period, and reflect:
•Strong performance by our CF Nitrogen equity method investment due to favorable market conditions for urea and UAN.
•Decreased volumes in crop nutrients due to tighter purchasing decisions by U.S. farmers and lower margins in both crop nutrients and crop protection influenced by strong competition and market dynamics.

Corporate and Services
This segment includes our CHS Capital, CHS Hedging and transportation businesses, as well as our Ardent Mills and Ventura Foods joint ventures. Pretax earnings of $46.8 million represent a $1.2 million decrease versus the prior year period.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended November 30,
	2025	2024
Energy	$152,347	$15,724
Grains	36,242	167,000
Agronomy	36,804	28,107
Corporate and Services	46,795	48,006
Income before income taxes	272,188	258,837
Income tax expense	11,731	13,244
Net income	260,457	245,593
Net (loss) income attributable to noncontrolling interests	(26)	803
Net income attributable to CHS Inc.	$260,483	$244,790

*Earnings is defined as income (loss) before income taxes; all prior period segment information has been recast to conform to current year presentation.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $35.5 billion in fiscal year 2025. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in our filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2025. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting demand for our products; the impact of government policies, mandates, regulations and trade agreements, including the imposition of tariffs and retaliatory tariffs; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of us; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of third parties who owe us money; the effectiveness of our risk management strategies; actual or perceived quality, safety or health risks associated with our products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors; technological improvements and sustainability initiatives that decrease demand for our products; technical, legal and opportunistic-related risks from advancements in artificial intelligence; security breaches or other disruptions in our information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; changes in federal income tax laws or our tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on our ability to access equity capital due to our cooperative structure; and other factors affecting our businesses generally. Any forward-looking statements made by us in this document are based only on information currently available to us and speak only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.